UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2009
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                     (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 16, 2009 Waste Services, Inc. entered into a purchase agreement for an additional $50.0 million aggregate principal of our 9 1/2% Senior Subordinated Notes (“Subordinated Notes”) due 2014. These Subordinated Notes were issued on September 21, 2009 and mature on April 15, 2014. Interest on the Subordinated Notes is payable semiannually commencing October 15, 2009. The Subordinated Notes are redeemable, in whole or in part, at Waste Services’ option, on or after April 15, 2010, at a redemption price of 103.167% of the principal amount, declining rateably in annual increments to par on or after April 15, 2012, together with accrued interest to the redemption date. A copy of the Purchase Agreement is attached as Exhibit 20.1 to this Form 8-K.
     On September 21, 2009 we entered into a Registration Rights Agreement with the initial purchasers of the Subordinated Notes in which we agreed to (i) file a registration statement with respect to the Subordinated Notes within 120 days of the closing date of the issuance of the notes, or the issuance date, pursuant to which we will exchange the Subordinated Notes for registered notes of Waste Services with terms identical to the Subordinated Notes; (ii) have such registration statement declared effective within 210 days of the closing date, (iii) maintain the effectiveness of such registration statement for minimum periods specified in the agreement, and (iv) file a shelf registration statement in the circumstances and within the time periods specified in the agreement. If we do not comply with these obligations, we will be required to pay liquidated damages, in cash, in an amount equal to $0.05 per week per $1,000 in principal amount of the unregistered Subordinated Notes for each week that the default continues, for the first 90-days following default. Thereafter, the amount of liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of unregistered Subordinated Notes for each subsequent 90-day period until all defaults have been cured, to a maximum of $0.50 per week per $1,000 in principal amount of unregistered Subordinated Notes outstanding. Liquidated damages, if any, are payable at the same time as interest payments due under the Subordinated Notes. A copy of the Registration Rights Agreement is attached as Exhibit 20.2 to this Form 8-K.
Section 8 — Other Events
Item 8.01 Other Events.
     On September 21, 2009 Waste Services, Inc. issued a press release announcing the completion of a private placement of an additional $50.0 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2014. The press release is attached as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
20.1	Form of Purchase Agreement dated as of September 16, 2009, among Waste Services, Inc. and Barclays Capital Inc., as representative of the Initial Purchasers.

20.2	Form of Registration Rights Agreement dated September 16, 2009, among Waste Services, Inc. as Issuer, and Barclays Capital Inc., as representative of the Initial Purchasers.

99.1	September 21, 2009 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.

By: /s/ Ivan R. Cairns

Ivan R. Cairns
Executive Vice President and General Counsel

Date: September 21, 2009